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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                           VISKASE SALES CORPORATION

         THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the Corporation is

                           VISKASE SALES CORPORATION

         SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the UNITED STATES CORPORATION COMPANY.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is One Thousand (1,000), Common; and the par value of each of such shares is One Dollar ($1.00).

         FIFTH:  The name and address of the Incorporator are as follows:

                 C. Baclet          6430 Sunset Boulevard, Suite 1218
                                    Los Angeles, California 90028

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and
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regulation of the powers of the Corporation and of its directors and stockholders.

                 (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-laws. Election of directors need not be by ballot unless the By-laws so provide.

                 (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                 (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attach because of directors' interest, or for any other reason.

                 (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

         EIGHTH:  The Corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them
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and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal.


                                           -------------------------
                                           C. Bacelet, Incorporator
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                          PLAN AND AGREEMENT OF MERGER

                                       OF

                            FILMCO INDUSTRIES, INC.
                              (a Utah corporation)

                                 with and into

                           VISKASE SALES CORPORATION
                            (a Delaware corporation)

               Pursuant to Section 252 of the General Corporation
                         Law of the State of Delaware

         This Plan and Agreement of Agreement of Merger entered into as of December 27, 1990 by and between VISKASE SALES CORPORATION, a Delaware corporation ("VSC") and FILMCO INDUSTRIES, INC., a Utah corporation ("Filmco").

         Filmco desires to merge with and into VSC in accordance with the corporate laws of the States of Delaware and Utah and in accordance with an Agreement and Plan of Reorganization among Viskase Corporation, a Pennsylvania corporation ("Viskase"), VSC and Filmco of even date herewith (the "Plan of Reorganization") and this Plan and Agreement of Merger (the "Merger Agreement"). The transaction described in this Merger Agreement is referred to as the "Merger".

         VSC is a business corporation organized under the laws of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, city of Dover, county of Kent. VSC has the authority to issue its One Thousand (1,000) shares of common stock having par value of $1.00 per share, One Thousand (1,000) shares of which are issued and outstanding, all of which shares are owned beneficially and of record by Viskase.

         Filmco is a business corporation organized under the laws of the State of Utah with its registered office therein located at 600 Deseret Plaza, 15 East First South, city of Salt Lake City, county of Salt Lake. Filmco has authority to issue Three Hundred Thousand (300,000) shares of common Stock having a par value of $1.00 per share, One Thousand (1,000) shares of which are issued and outstanding (individually, a "Filmco Share" or collectively the "Filmco Shares").

         The Business Corporation Act of the State of Utah, as amended ("Utah Act") permits a merger of a business corporation of the State of Utah with and into a business corporation of another jurisdiction. The General Corporation Law of the State of Delaware, as amended ("Delaware Corporate Law") permits a merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware.
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         The respective Boards of Directors of Viskase, VSC and Filmco deem the
Merger advisable and in the best interests of each corporation and their respective shareholders. The respective Boards of Directors of VSC and Filmco have, by unanimous consent, duly adopted, approved and executed and delivered the Plan Reorganization and the Merger Agreement. The respective Boards of Directors of VSC and Filmco have directed that this Merger Agreement be submitted to VSC's and Filmco's shareholders for adoption and approval, and recommend to their shareholders that this Merger Agreement be adopted and approved pursuant to the provisions of Delaware Corporate Law and the Utah Act and upon the terms and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and provisions hereinafter contained, the parties hereto do hereby prescribe the terms and conditions of said Merger and the mode of carrying the same into effect as follows:

         1. Filmco and VSC shall, pursuant to the provisions of the Utah Act and the provisions of Delaware Corporate law, be merged with and into a single corporation, to wit, VSC, which shall be the surviving corporation from and after the Effective Time (as hereinafter defined) and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as the surviving corporation under its present name of "Viskase Sales Corporation" pursuant to the provisions of Delaware Corporate Law. The separate existence of Filmco, which is sometimes hereinafter referred to as the "terminating corporation" shall cease at the Effective Time in accordance with the provisions of the Utah Act. The surviving corporation shall be governed by and shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the Delaware Corporate Law.

         2. At the Effective Time, the present Certificate of Incorporation of VSC shall be the Certificate of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of Delaware Corporate Law.

         3. At the Effective Time, the present by-laws of VSC shall be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of Delaware Corporate Law.

         4. The directors and officers in office of VSC at the Effective Time shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.
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         5.      At the Effective Time of the Merger:

                 (A) Each twenty-five (25) Filmco Shares which are outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive two (2) shares of common stock of Viskase, par value $1.00 per share.

                 (B) Each share of VSC common stock issued and outstanding prior to the Effective Time shall not be converted or exchanged, and each such share, by virtue of the Merger, shall continue to be the issued and outstanding common stock of the surviving corporation.

                 (C) After the Effective Time each holder of an outstanding certificate or certificates representing Filmco Shares shall surrender the same to the surviving corporation.

         6. At the Effective Time all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Filmco and VSC shall be transferred to, vested in and devolve upon the surviving corporation and shall be effectively the property of the surviving corporation as they were of Filmco and VSC and being subject to all of the restrictions, disabilities and duties of each of such corporations so merged; but all rights of creditors and all liens upon the property of either of Filmco and VSC shall be preserved and unimpaired, and all debts, liabilities and duties of Filmco and VSC shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by the surviving corporation.

         7. If, at any time after the Effective Time of the Merger, the surviving corporation shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the surviving corporation its rights, title or interest in, to, or under any of the rights, properties or assets of Filmco or VSC acquired or to be acquired by the surviving corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Merger Agreement, then VSC and Filmco and their respective officers and directors shall be deemed to have granted to the surviving corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the surviving corporation and to otherwise carry out the purposes of this Merger Agreement. The proper officers and directors of the surviving corporation are fully authorized in the name of VSC and Filmco or otherwise to take any and all such action as may be contemplated in this paragraph.
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         8.      The surviving corporation hereby (i) agrees that it may be served with process in the state of Utah in any proceeding for the enforcement of any obligation of Filmco and in any proceeding for the enforcement of the rights of a dissenting shareholder of Filmco against the surviving corporation;
(ii) irrevocably appoints the director of the Division of Corporations and Commercial Code of Utah as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to dissenting shareholders of Filmco the amount, if any, to which they shall be entitled under the provisions of the Utah Act with respect to the rights of dissenting shareholders.

         9.      The mode of carrying the Merger into effect is as follows:

                 (A) This Merger Agreement having been approved by at least a majority vote of the members of the Board of Directors of both Filmco and VSC, shall be executed and acknowledged by their respective presidents or vice-presidents and attested to by their respective secretaries and assistant secretaries.

                 (B) This Merger Agreement; having been duly executed and acknowledged, shall be submitted to the shareholder of each corporation who shall approve this Merger Agreement the fact of which approval shall be set forth in a certificate attached to this Merger Agreement by the secretary or assistant secretary of each corporation.

                 (C) This Merger Agreement having been duly adopted and certified, Articles of Merger shall be filed with and on forms prescribed by the Utah Secretary of State in accordance with the Utah Act and this Merger Agreement shall be filed with the Delaware Secretary of State in accordance with Delaware Corporate Law and upon certification of the same by the Delaware Secretary of State, such certificate shall be filed for record in the office of the recorder of deeds or the like of the county in which the registered office VSC is located.

         10. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Merger Agreement or of the Merger.

         11. As used in this Merger Agreement "Effective Time" and the time of the Merger provided for herein shall become effective in the States of Utah and Delaware shall be January 2, 1991.

         12. Anything herein or elsewhere to the contrary notwithstanding this Merger Agreement and the Merger contemplated herein may be terminated or abandoned by the board of directors of either corporation for any reason at any time prior to the filing
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thereof with the Delaware Secretary of State or at any time prior to the filing of the Articles of Merger with the Utah Secretary of State.

         IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed on behalf of the parties hereto as of the date first written above.

                                       FILMCO INDUSTRIES, INC.,
                                       a Utah corporation

                                       By:
                                            --------------------------
                                            Stephen M. Schuster,
                                            Vice President

ATTEST:

- ------------------------
Gordon S. Donovan,
Assistant Secretary


                                       VISKASE SALES CORPORATION,
                                       a Delaware corporation

                                       By:
                                            --------------------------
                                            Stephen M. Schuster,
                                            Vice President

ATTEST:

- -------------------------
Gordon S. Donovan,
Assistant Secretary
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                 CERTIFICATION OF PLAN AND AGREEMENT OF MERGER

                           VISKASE SALES CORPORATION


         I, Gordon S. Donovan, being the duly elected and qualified Assistant Secretary of Viskase Sales Corporation, a Delaware corporation ("VSC"), do hereby certify that the holder of all of the outstanding shares of VSC dispensed with a meeting and vote of the shareholder, and the sole shareholder entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption and approval of the foregoing Plan and Agreement of Merger.

         IN WITNESS WHEREOF, I have executed this instrument as of December 27, 1990.

                                           VISKASE SALES CORPORATION


                                           --------------------------
                                           Gordon S. Donovan
                                           Assistant Secretary
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                 CERTIFICATION OF PLAN AND AGREEMENT OF MERGER

                            FILMCO INDUSTRIES, INC.


         I, Gordon S. Donovan, being the duly elected and qualified Assistant Secretary of Filmco Industries, Inc., a Utah corporation ("Filmco"), do hereby certify that the holder of all of the outstanding shares of Filmco dispensed with a meeting and vote of the shareholder, and the sole shareholder entitled to vote consented in writing, pursuant to the provisions of Section 16-10-138 of the Utah Business Corporation Act, to the adoption and approval of the foregoing Plan and Agreement of Merger.

         IN WITNESS WHEREOF, I have executed this instrument as of December 27, 1990.

                                            VISKASE SALES CORPORATION


                                            --------------------------
                                            Gordon S. Donovan
                                            Assistant Secretary